As filed with the Securities and Exchange Commission on May 12, 2003
                                                      Registration No. 333-87581
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 4 TO
                                    FORM S-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   TELMARK LLC
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CERTIFICATE OF FORMATION)

                                    DELAWARE
                    (STATE OF INCORPORATION OR ORGANIZATION)

                                   16-1551523
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                   333 BUTTERNUT DRIVE, DEWITT, NEW YORK 13214
                                  315-449-6568
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               JAMES M. CAIN, ESQ.
                         SUTHERLAND ASBILL & Brennan LLP
                         1275 Pennsylvania Avenue, N.W.
                            Washington, Dc 20004-2415
                                  202-383-0100

  (NAME, ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          DEREGISTRATION OF SECURITIES

     The Registrant originally filed a Registration Statement on Form S-2 (File. No. 333-87581) with the Securities and Exchange Commission (the "Commission") on September 22, 1999 (the "Registration Statement"). The Registration Statement covered an offering of Debentures and was declared effective by the Commission on October 14, 1999. On March 3, 2003, the Registrant announced that it had completed the sale of substantially all of its assets to Wells Fargo Financial Leasing, Inc. for approximately $615 million. With the proceeds from the sale, the Registrant will repay its outstanding debt, including its Debentures, and pay debt related costs, other liabilities, and transaction related expenses. On March 3, 2002, the Registrant mailed a notice of redemption to the holders of the Debentures. In connection therewith, the Registrant has set aside funds in an amount estimated to be sufficient to pay the principal plus accrued but unpaid interest on the Debentures. The Registrant hereby files this Post Effective Amendment and deregisters the remaining $1,907,624.50 Debentures that remain unsold pursuant to the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Post-Effective Amendment No. 4 to this Registration Statement be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of DeWitt, and the State of New York on May 12, 2003.

                                          TELMARK LLC

                                          By:    /s/ Peter J. O'Neill
                                               ------------------------------
                                                  President and Director
                                                 (Principal Executive Officer)

                                          Date:  May 12, 2003


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

SIGNATURE                           TITLE                               DATE
---------                           -----                               ----



/s/ Peter J. O'Neill           President and Director               May 12, 2003
------------------------
Peter J. O'Neill               (Principal Executive Officer,
                                Principal Financial Officer
                                & Principal Accounting Officer)


/s/ Michael R. Hopsicker       Chairman of the Board and Director   May 12, 2003
------------------------
Michael R. Hopsicker


/s/ Louis P. DiLorenzo         Director                             May 12, 2003
------------------------
Louis P. DiLorenzo